UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2005

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

on behalf of the RAMP Series 2005-EFC6 Trust

(Exact name of registrant as specified in its charter)

DELAWARE (State of Other Jurisdiction of Incorporation)	333-125485 Commission File Number)	41-1955181 (I.R.S. Employer Identification No.)
8400 Normandale Lake Blvd. Suite 250 Minneapolis, Minnesota (Address of Principal Executive Offices)	55437 (Zip Code)

  Registrant's telephone number, including area code, is (952) 857-7000

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Filing of Computational Materials

In connection with the proposed offering of the Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed Pass-Through Certificates (the "Certificates"), Series 2005-EFC6, J.P. Morgan Securities Inc. ("J.P. Morgan") and Residential Securities Funding Corporation ("RSFC" and together with J.P. Morgan, the "Underwriters"), have each prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean tables, charts and/or text displaying or describing, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 attached.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits

99.1 Computational Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

 By: /s/ Joseph Orning

Name: Joseph Orning

Title: Vice President

Dated: November 9, 2005

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1 Computational Materials